Exhibit 10.3

Execution Version

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (“Agreement”) is dated as of June 27, 2014, among CRYSTAL FINANCIAL LLC, as administrative agent and collateral agent for the First Lien Lenders (defined below) (in such capacity, the “Senior Agent” or “First Lien Agent”), LANE FIVE PARTNERS LP, as collateral agent for the Second Priority Lenders (defined below) (“Lane Five” or “Second Lien Agent”), and BODY CENTRAL STORES, INC., BODY CENTRAL SERVICES, INC., and BODY CENTRAL DIRECT, INC. (collectively, the “Borrowers”), and BODY CENTRAL CORP., as guarantor (“Company”) and any other Grantor (defined below) listed on the signature pages or otherwise from time to time signatories hereto. Each capitalized term used herein shall have the meanings set forth in Section 1 below or as otherwise set forth herein.

R E C I T A L S:

A.                                    Body Central Stores, Inc., as lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers, and Crystal Financial LLC, for itself and certain other lenders, and as administrative agent and collateral agent, are party to that certain Credit Agreement dated as of February 6, 2014 (as amended, modified, supplemented or restated from time to time pursuant to the terms of this Agreement, the “Loan Agreement”). In connection with the Loan Agreement, the Loan Parties (as defined in the Loan Agreement) executed and delivered, or caused to be executed and delivered to or for the benefit of the Senior Agent and each First Lien Lender certain other Loan Documents, including, but not limited to, deposit account control agreements, consents, assignments, security agreements, pledge agreements, agreements, instruments, guarantees and financing statements in connection with the indebtedness referred to in the Loan Agreement (all of the foregoing, together with the Loan Agreement, are hereinafter collectively referred to as the “Loan Documents”).

B.                                    Contemporaneous with the execution and delivery of this Agreement, the Borrowers, the Company and the other Guarantors, the Second Priority Lenders, and the Second Lien Agent are entering into and delivering that certain Securities Purchase Agreement, dated as of June 27, 2014 (as same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof, the “Subordinated Credit Agreement”), pursuant to which the Second Priority Lenders are purchasing the aggregate sum of $18,000,000 in three year, 7.5% Subordinated Convertible Promissory Notes from the Borrowers as more fully outlined in the Subordinated Credit Agreement.

C.                                    As an inducement to and as one of the conditions precedent to the agreement of the Senior Lenders to consent to the Borrowers entering into the Subordinated Credit Agreement (including the guaranty of the Obligations thereunder by the Company), including, without limitation, the grant of certain junior and subordinated liens and security interests thereunder, the Senior Lenders have required the parties hereto enter into and deliver this Agreement to, among other things, provide for: (i) the subordination in right of payment and priority of the Second Priority Obligations under the Second Priority Documents (including, without limitation, the Notes and the Subordinated Credit Agreement) (subordinating both the Second Priority

Obligations, themselves, as well as the Liens securing such Second Priority Obligations) to the First Priority Obligations under the First Priority Documents, (ii) certain restrictions on the Second Priority Lenders’ rights to receive payments under the Notes and the Subordinated Credit Agreement, and (iii) certain restrictions on the exercise of remedies by the Second Lien Agent and the Second Priority Lenders all as set forth and to the extent herein provided herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

SECTION 1.                            (a)  Definitions. As used in this Agreement, capitalized terms shall have the meanings specified in Schedule 1 hereto.

(b)                                 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. When used in reference to the Senior Agent, the phrase “applicable First Priority Lenders” shall mean the First Priority Lenders for whom the Senior Agent acts as collateral agent, trustee or representative; the phrase “applicable First Priority Document” means the First Priority Documents under which the Senior Agent acts as collateral agent, trustee or representative; and the phrase “applicable First Priority Claims” means the First Priority Claims of the Senior Agent and the First Priority Lenders for whom it acts as collateral agent, trustee or representative. When used in reference to the Second Lien Agent, the phrase “applicable Second Priority Lenders” shall mean the Second Priority Lenders for whom the Second Lien Agent acts as collateral agent, trustee or representative; the phrase “applicable Second Priority Document” means the Second Priority Documents under which the Second Lien Agent acts as collateral agent, trustee or representative; and the phrase “applicable Second Priority Claims” means the Second Priority Claims of the Second Lien Agent and the Second Priority Lenders for whom it acts as collateral agent, trustee or representative.

SECTION 2.                            Priorities.

2.1                               Subordination of Debt; Prohibition on Payment.  (a)  Notwithstanding applicable law to the contrary, whether under the UCC or otherwise, the Second Priority Claims are hereby subordinated in right of payment to the First Priority Claims in an aggregate principal amount not to exceed the Senior Debt Cap to the extent and in the manner hereinafter set forth in this Agreement. Notwithstanding any contrary terms of the Second Priority Documents, until the Discharge of First Priority Claims in accordance with the First Priority Documents, neither the Borrowers, the Company nor any other Person obligated on the Second Priority Claims may make, and neither the Second Lien Agent nor any Second Priority Lender may accept, any Distribution with respect to the Second Priority Claims; provided that, notwithstanding the foregoing, the Borrowers may pay and the Second Priority Lenders and Second Lien Agent may accept: (i) interest at a rate of 7.5% per annum (the “PIK Interest Amount”) and payable in kind by increasing the principal amount due under the Notes by an amount equal to the PIK Interest Amount and other Permitted Non-Blockable Second Priority Payments; provided, further, that, so long as no First Priority Default is then existing and continuing, or will result therefrom under the First Priority Documents, and at the time such Distribution is proposed to be made the Borrowers or the Company has otherwise satisfied the Second Priority Claim Distribution Condition, Borrowers or the Company, as applicable, may pay and the Second Priority Lenders may receive quarterly interest payment obligations arising under the Notes and Subordinated Credit Agreement by payment of cash in the amount equal to the applicable quarterly payment calculated at an interest rate of 7.5% per annum. Prior to making any cash interest payment in respect of the Second Priority Claims, one of the Lead Borrower’s (as defined in the Loan Agreement) financial officers shall execute and deliver a certificate to the Senior Agent certifying (1) that no First Priority Default exists under the Loan Agreement, and (2) that the Second Priority Claim Distribution Condition has been met and satisfied as provided herein. The Senior Agent shall provide the Second Priority Agent with written notice of (x) the occurrence and continuation of a First Priority Default under any First Priority Document, (y) such First Priority Default has occurred and has not been cured or waived and (z) invoking any payment restriction as may be applicable under this Agreement, in which case no cash payment (excluding for these purposes reimbursement of Second Lien Agent’s reasonable and documented out of pocket costs and expenses that constitute Permitted Non-Blockable Second Priority Payments) shall be made by any Borrower, the Company, any Grantor or any Subsidiary; provided further that the failure of the Senior Agent to provide the Second Priority Agent with the aforesaid notice shall not in any way constitute a waiver of any of Senior Agent’s and/or First Priority Lenders’ rights under this Agreement, including, without limitation, in respect of any pay over and/or turnover rights with respect to any payments or other Distributions received by the Second Priority Agent and/or any Second Priority Lender not otherwise permitted under this Agreement.

(b)                                 Notwithstanding the foregoing, any Obligation owed by the Grantors under the First Priority Loan Documents in excess of the Senior Debt Cap is hereby expressly made subordinate and subject in right of payment to the payment in full of the Second Priority Obligations.

(c)                                  In addition to the payment of interest as provided in clause (a) above and notwithstanding anything in this Agreement to the contrary, (i) all amounts due under the Notes shall be convertible at any time, in whole or in part, at the option of the holders of such Notes into shares of common stock (the “Common Stock”) of the Company (such converted shares, the “Conversion Shares”) at a fixed conversion price as shall be set under the Subordinated Credit Agreement and (ii) neither the Conversion Shares nor any cash proceeds received by the Second Lien Agent or any Second Priority Lenders from any sale or other disposition of such

Conversion Shares shall be subject to this Agreement.  For the avoidance of any doubt, it is hereby agreed and understood (i) that the terms of this Agreement shall not apply to or govern the Conversion Shares or any other Equity Interest (except to the extent that the Notes constitute Equity Interests) of the Grantors and (ii) nothing in this Agreement (including, without limitation, Section 6.4) shall prohibit or limit the right of any member of the Board of Directors or any equityholder of the Company to act or refrain from acting in its capacity as such notwithstanding that such member or equityholder is also a Second Priority Lender or the Second Lien Agent.

2.2                               Lien Subordination.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Second Lien Agent or the Second Priority Lenders on the Common Collateral or of any Liens granted to the Senior Agent or the First Priority Lenders on the Common Collateral, and notwithstanding any provision of the UCC or any other applicable law or the First Priority Documents or the Second Priority Documents, the Second Lien Agent and each of the applicable Second Priority Lenders hereby agrees that: (a) any Lien on the Common Collateral securing any First Priority Claims now or hereafter held by or on behalf of the Senior Agent or any First Priority Lender(s) or any agent or trustee therefor shall be senior in all respects and prior to any Lien on the Common Collateral securing any of the Second Priority Claims; and (b) any Lien on the Common Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Priority Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Priority Claims. All Liens on the Common Collateral securing any First Priority Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any First Priority Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person; provided that, from and after the date of this Agreement the Senior Agent and First Priority Lenders will not, absent the prior consent of the Second Priority Agent, voluntarily subordinate the First Priority Liens to any other Lien on Common Collateral other than Liens securing a DIP Financing provided by the Senior Agent, the First Priority Lenders, or any of them, it being understood among the Parties hereto that nothing contained herein shall obligate the Senior Agent or any First Priority Lender to prosecute any action as against the holder of any such Lien purporting to be senior to the First Priority Liens.

2.3                               Prohibition on Contesting Liens. The Second Lien Agent and each Second Priority Lender, and the Senior Agent, for itself and on behalf of each First Priority Lender it represents, each agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Priority Lenders in the First Priority Collateral and/or any Common Collateral, or by or on behalf of any of the Second Priority Lenders in the Second Priority Collateral and/or any Common Collateral, as the case may be; provided that, nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Agent, any First Priority Lender, the Second Lien Agent or any Second Priority Lender to enforce this Agreement, including the relative priority of the Liens securing the First Priority Claims and the Second Priority Claims (as the case may be) as provided in Section 2.2 hereof.

2.4                               No New Liens. (a) The parties hereto agree that it is their intention that the First Priority Collateral and the Second Priority Collateral be identical.  In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(i)                                     upon request by Senior Agent or Second Lien Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Priority Collateral and the Second Priority Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Priority Collateral Documents and the Second Priority Collateral Documents; and

(ii)                                  upon request by Second Lien Agent after the Discharge of the First Priority Claims, Senior Agent will provide written notice thereof to each other bank or other financial institutions exercising control over any account of the Company or any other Grantor for purposes of perfecting any Lien governed by this Agreement.

(b)                                 So long as the Discharge of First Priority Claims has not occurred, (i) the parties hereto agree that, after the date hereof, if the Second Lien Agent or any Second Priority Lender shall hold any Lien on any assets of the Borrowers and/or the Company or any other Grantor securing any Second Priority Obligations under the Second Priority Documents that are not also subject to the first-priority Lien of the Senior Agent under the First Priority Documents, the Second Lien Agent (or the Second Priority Lenders), upon demand by the Senior Agent or the Company (or any Borrower), will either release such Lien (with the approval of the Senior Agent) or assign such Lien to the Senior Agent as security for the First Priority Claims, and the Second Lien Agent (or the Second Priority Lenders) may retain a subordinated Lien securing Second Priority Claims in accordance with the terms of this Agreement if so assigned, (ii) each Grantor agrees that it will not, and will not permit any Subsidiary to, grant or permit to exist any Lien on any assets of such Grantor or any of its Subsidiaries to secure any Second Priority Claim unless a perfected prior Lien on the same assets has been granted to secure the First Priority Claims and (iii) each Grantor agrees that it will not, and will not permit any Subsidiary to, grant or permit to exist any Lien on any assets of such Grantor or any of its Subsidiaries to secure any First Priority Claim unless a perfected Lien on the same assets has been granted to secure the Second Priority Claims.

(c)                                  So long as the Discharge of First Priority Claims has not occurred, (i) the parties hereto agree that, after the date hereof, if the Senior Agent or any First Priority Lender shall hold any Lien on any assets of the Borrowers, the Company, any Subsidiary, or any other Grantor securing any First Priority Obligations under the First Priority Documents that are not also subject to the second-priority Lien of the Second Lien Agent under the Second Priority Documents, the Senior Agent (or the First Priority Lenders, as may be applicable), upon demand by the Second Lien Agent (or any Borrower or the Company), hereby consents to the grant of an additional Lien on such assets to the Second Lien Agent as security for the Second Priority Claims.

2.5                               Effectiveness.  No First Priority Lender or Second Priority Lender shall have any rights or obligations under this Agreement unless it (or its trustee, administrative agent or collateral agent on its behalf) shall have executed and delivered this Agreement or a joinder hereto agreeing, for the benefit of each other party hereto, to be bound by the provisions of this Agreement in form and at such time reasonably satisfactory to such Senior Agent and the Second Lien Agent, and no Obligations (other than Obligations in respect of the Loan Agreement and the related First Priority Documents and Obligations in respect of the Notes and related Second Priority Documents) shall be deemed First Priority Claims or Second Priority Claims unless this Agreement or such joinder is executed and delivered as aforesaid.

SECTION 3.                            Enforcement

3.1                               Exercise of Remedies.

(a)                                 So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Borrower, or any other Grantor,

(i)                                     the Senior Agent and the First Priority Lenders shall have the exclusive right to enforce rights and exercise remedies (including set-off and the right to credit bid their debt) in respect of and make determinations regarding the release of the First Priority Claims, First Priority Liens and the disposition of the First Priority Collateral and any Common Collateral to the extent provided in Section 5.1 of this Agreement without any consultation with or the consent of the Second Lien Agent or any Second Priority Lender; provided that, (A) the Second Lien Agent and the Second Priority Lenders may exercise or seek to exercise any rights or remedies (including set off) with respect to the Second Priority Claims, the Second Priority Collateral or any Common Collateral after a period of at least one hundred eighty (180) days has elapsed since the date on which the Second Lien Agent receives an Enforcement Notice from the Senior Agent (the “Second Priority Standstill Period”), (B) any such exercise of rights and remedies by the Second Lien Agent or any Second Priority Lender is at all times subject to the provisions of this Agreement, and (C) that the Second Lien Agent and each of the Second Priority Lenders shall not exercise any such rights and remedies (1) at any time that the Senior Agent or the First Priority Lenders have commenced and are diligently pursuing in good faith an exercise of rights and remedies against all or substantially all of the First Priority Collateral or Common Collateral, (2) at any time that any Loan Party or Obligor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding, or (3) if the First Priority Default under the Loan Agreement giving rise to such exercise of rights and remedies is waived in accordance with the terms of the Loan Agreement prior to the commencement of such exercise of remedies by the Second Lien Agent and/or the Second Priority Lenders; provided, further that, after the expiration of the applicable Second Priority Standstill Period and after the Second Lien Agent has provided prior written notice to the Senior Agent (which may occur during the Second Priority Standstill Period) that it intends to commence such exercise of remedies with respect to any Collateral, and the Senior Agent has not commenced any action to enforce its rights or remedies on the Collateral during the Second Priority Standstill Period in accordance with subclause (1) above, neither the Senior Agent nor any First Priority Lender shall take any action of a similar nature with respect to the Collateral to the extent that all other provisions of this Agreement are complied with, but the Senior Agent may join in any enforcement action commenced by the Second Lien Agent.  Notwithstanding anything to the contrary, (A) in any Insolvency or Liquidation Proceeding commenced by or against any

Borrower, the Company, or any Grantor, the Second Lien Agent or the requisite Second Priority Lenders may file a claim or statement of interest with respect to the Second Priority Claims; (B) the Second Lien Agent or the requisite Second Priority Lenders may take any action (not adverse to the prior Liens on the Common Collateral securing the First Priority Claims, or the rights of the Senior Agent or the First Priority Lenders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Common Collateral; (C) the Second Lien Agent or the Second Priority Lenders may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Lenders, including any claims secured by the Common Collateral, if any; (D) in any Insolvency or Liquidation Proceeding commenced by or against any Borrower, the Company, or any Grantor, the Second Lien Agent or the requisite Second Priority Lenders may vote on any plan of reorganization, file any proof of claim and make any other filings, arguments and motions that are not inconsistent with the terms of this Agreement; (E) the Second Lien Agent or the Second Priority Lenders may join (but not exercise any control with respect to) any judicial foreclosure proceeding or other enforcement proceeding with respect to the Common Collateral initiated by the Senior Agent to the extent that any such action could not reasonably be expected, in any material respect (as determined in the reasonable discretion of the Senior Agent), to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of remedies by the Senior Agent (it being understood that no Second Lien Lender shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein); (F) the Second Lien Agent or the Second Priority Lenders may enforce the terms of any subordination agreement with respect to any indebtedness or other obligation subordinated to the Second Priority Obligations; (G) the Second Lien Agent or the Second Priority Lenders may take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross claim or counterclaim against a Grantor; and (H) the Second Lien Agent or the Second Priority Lenders may make a cash bid on all or any portion of the Collateral in any foreclosure proceeding or action.

(ii)                                  except as otherwise provided in (i) above, the Second Lien Agent and the Second Priority Lenders will not exercise or seek to exercise any rights or remedies (including set off) with respect to the Second Priority Claims or any Common Collateral, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure or any action or petition to lift or vacate any stay of proceedings), contest, protest or object to any foreclosure proceeding or other Lien enforcement action brought by the Senior Agent or any First Priority Lender, the exercise of any right under any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee’s letter or similar collateral agreement or arrangement to which the Second Lien Agent or any Second Priority Lender is a party, or any other exercise by any such Person, of any rights and remedies relating to the First Priority Claims or the Common Collateral under the First Priority Documents or applicable law relating to the rights of the holder of such Obligation or such Lien, or object to the forbearance by the First Priority Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating thereto; provided that, (A) the exercise by the Second Priority Lenders of their option to convert their Notes into Conversion Shares (at a fixed conversion price determined in accordance with the terms of the Subordinated Credit Agreement), (B) the charging of interest at the default rate pursuant to the terms of the Second Priority Documents, (C) the delivery of any default notices, (D) any suit or action instituted or maintained by the Second Lien Agent and/or the Second Priority Lenders solely to prevent the running of any applicable statute of limitation or any other similar restriction on claims, (E) any action to assert a compulsory cross-claim or counterclaim against any of the Grantors, provided that if such action is accompanied by a claim for monetary damages or collection action, any amount received in connection therewith shall be subject to the terms of this Agreement, and (F) any action to seek and obtain specific performance or injunctive relief to compel the Grantors to comply with (or not violate or breach) an obligation under the Second Priority Documents with respect to the conversion of the Second Priority Claims into Conversion Shares or with respect to the registration of the Conversion Shares or other matters exclusively related to compliance with the securities laws, so long as (I) such action is not accompanied by a claim for monetary damages or collection action and (II) such action is not otherwise prohibited by the terms of this Agreement, and (G) enforce the terms of any subordination agreement with regards to any indebtedness or other obligation subordinated to the Second Priority Obligations shall not, in each case, constitute a prohibited exercise of a right or remedy with respect to the Second Priority Claims.

(b)                                 In exercising rights and remedies with respect to the First Priority Claims and the Common Collateral, the Senior Agent and the First Priority Lenders may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as set forth in the First Priority Loan Documents and/or applicable law. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and under the comparable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.  The First Priority Agent shall use its commercially reasonable efforts to provide notice to the Second Lien Agent of its intention to exercise and enforce its rights.

(c)                                  Unless and until the Discharge of First Priority Claims has occurred, subject to Section 3.1(a)(i) above, the Second Lien Agent and each of the Second Priority Lenders agrees that it will not take or receive, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy, foreclosure or other Lien enforcement action), any Common Collateral or any proceeds of any disposition of Common Collateral, in each case in connection with the exercise of any right or remedy (including set-off) with respect to any Second Priority Claim or Common Collateral (or in respect of any Second Priority Claim or Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor). Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Claims has occurred, except as expressly provided in this Agreement, the sole right of the Second Lien Agent and the Second Priority Lenders with respect to the Common Collateral shall be to hold a Lien on the Common Collateral pursuant to the Second Priority Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First Priority Claims has occurred.

(d)                                 Subject to the provisos in clauses (i) and (ii) of Section 3.1(a) above and without limiting the effect of other provisions of this Agreement, until the Discharge of the First Priority Claims, (i) the Second Lien Agent and each of the Second Priority Lenders agrees that the Second Lien Agent and the Second Priority Lenders will not take any action with respect to the Second Priority Claims, the Second Priority Liens or the Common Collateral until the end of the Second Priority Standstill Period, and (ii) the Second Lien Agent and each of the Second Priority Lenders, hereby waives any and all rights it or the applicable Second Priority Lenders may have as a junior creditor to object to the manner in which the Senior Agent or the First Priority Lenders seek to enforce or collect the First Priority Claims or the Liens granted in any of the First Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Agent or First Priority Lenders is adverse to the interest of the Second Priority Lenders, but subject in all events, to the Senior Agent and the First Priority Lenders acting in good faith and in accordance with the terms of this Agreement and the First Priority Loan Documents.

(e)                                  The Second Lien Agent and each of the Second Priority Lenders hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Document shall be deemed to restrict in any way the rights and remedies of the Senior Agent or the First Priority Lenders with respect to the First Priority Claims or the Common Collateral as set forth in this Agreement and the First Priority Documents.

3.2       Purchase Right.

(a)                                 If (i) after the occurrence and during the continuation of a First Priority Default, the Senior Agent shall sell, lease, license or dispose of all or substantially all of the First Priority Collateral or Common Collateral by private or public sale, (ii) an Insolvency Proceeding with respect to the Loan Parties shall have occurred or shall have been commenced, or (iii) the First Priority Obligations under the Loan Agreement shall have been accelerated (including as a result of any automatic acceleration) or shall remain unpaid following the latest stated maturity date therefor (as determined by reference to the Loan Agreement), (each such event described in clauses (i) through (iii) herein above, a “Purchase Option Event”), the Second Priority Lenders, or any of them, shall have the right (but not the obligation) to purchase (at par and without premium) all (but not less than all) of the First Priority Obligations pursuant to this Section 3.2; provided, that such option shall expire if the applicable Second Priority Lenders fail to deliver a written notice (a “Purchase Notice”) to the Senior Agent within ten (10) Business Days following the first date the Second Priority Agent obtains actual knowledge of the occurrence of the earliest Purchase Option Event, which Purchase Notice shall (A) be signed by the applicable Second Priority Lenders committing to such purchase (the “Purchasing Creditors”) and indicate the percentage of the First Priority Obligations to be purchased by each Purchasing Creditor (which aggregate commitments must add up to 100% of the First Priority Obligations) and (B) state that (1) it is a Purchase Notice delivered pursuant to Section 3.2 of this Agreement and (2) the offer contained therein is irrevocable. Upon receipt of such Purchase Notice by the Senior Agent, the Purchasing Creditors shall have from the date of delivery thereof to and including the date that is ten (10) Business Days after the Purchase Notice was received by the Senior Agent to purchase all (but not less than all) of the First Priority Obligations pursuant to this Section 3.2 (the date of such purchase, the “Purchase Date”).

(b)                                 On the Purchase Date, the Senior Agent and the other First Priority Lenders shall, subject to any required approval of any Governmental Authority, sell to the Purchasing Creditors all (but not less than all) of the First Priority Obligations. On such Purchase Date, the Purchasing Creditors shall (i) pay to the Senior Agent, for the benefit of the First Priority Lenders, as directed by the Senior Agent, in immediately available funds the full amount (at par and without premium) of all First Priority Obligations then outstanding, including all accrued and unpaid interest and fees thereon, all in the amounts specified by the Senior Agent and determined in accordance with the applicable First Priority Documents, (ii) furnish such amount of cash collateral in immediately available funds as the Senior Agent determines is reasonably necessary to secure First Priority Lenders in connection with any indemnification obligations of the Senior Agent and First Priority Lenders under the First Priority Documents (other than on account of indemnification obligations as to which no claim has been asserted), and (iii) agree to reimburse the First Priority Lenders for any loss, cost, damage or expense (A) resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to the First Priority Obligations under the Loan Agreement and as to which the Senior Agent and First Priority Lenders have not yet received final payment as of the Purchase Date, or (B) for any indemnification obligations (other than on account of indemnification obligations for unasserted claims as of the Purchase Date), to the extent that the cash collateral delivered pursuant to clause (ii) above, are insufficient to pay such First Priority Obligations in full, and (iv) assume the remaining commitments (if any) of the First Priority Lenders to extend credit under the Loan Agreement. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the Senior Agent (for the benefit of the First Priority Lenders) as the Senior Agent shall have specified in writing to the Second Priority Agent. Interest and fees shall be calculated to but excluding the Purchase Date if the amounts so paid by the applicable Purchasing Creditors to the bank account designated by the Senior Agent are received in such bank account prior to 1:00 p.m., New York time, and interest shall be calculated to and including such Purchase Date if the amounts so paid by the applicable Purchasing Creditors to the bank account designated by the Senior Agent are received in such bank account after 1:00 p.m., New York time.

(c)                                  Any purchase pursuant to the purchase option set forth in this Section 3.2 shall, except as provided below, be expressly made without representation or warranty of any kind by the Senior Agent or the First Priority Lenders as to the First Priority Obligations, the First Priority Collateral or Common Collateral or otherwise, and without recourse to the Senior Agent and the First Priority Lenders as to the First Priority Obligations, the First Priority Collateral or Common Collateral or otherwise, except that the Senior Agent and each of the First Priority Lenders, as to itself only, shall represent and warrant only (i) the principal amount of, and a reasonably detailed description of the other amounts that comprise, the First Priority Obligations being sold by it, (ii) that the amount quoted by the Senior Agent or such First Priority Lender as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (iii) such transfer will be free and clear of Liens and (iv) that such Person has the right to assign the First Priority Obligations being assigned by it and its entering into any assignment agreement in respect of the applicable Purchase Option Event and its assignment of the First Priority Obligations pursuant thereto have been duly authorized and delivered.

(d)                                 Upon notice to the Loan Parties by the Second Priority Agent that the purchase of First Priority Obligations pursuant to this Section 3.2 has been consummated by delivery of the purchase price to the Senior Agent, the Loan Parties shall treat the applicable Purchasing Creditors as holders of the First Priority Obligations and the Second Priority Agent shall be deemed appointed to act in such capacity as the “agent” or “administrative agent” (or analogous capacity) (the “Replacement Agent”) under the First Priority Documents, for all purposes hereunder and under each First Priority Document (it being agreed that the Senior Agent shall have no obligation to act as such replacement “agent” or “administrative agent” (or analogous capacity)). In connection with any purchase of First Priority Obligations pursuant to this Section 3.2, each First Priority Lenders and Senior Agent agrees to enter into and deliver to the applicable Purchasing Creditors on the Purchase Date, as a condition to closing, an assignment agreement customarily used by the Senior Agent in connection with the Loan Agreement and the Senior Agent and each First Priority Lender shall deliver all possessory collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or bond powers), then in its possession or in the possession of its agent or bailee, or turn over control as to any pledged collateral, deposit accounts or securities accounts of which it or its agent or bailee then has control, as the case may be, to the Replacement Agent, and deliver the loan register and participant register, if applicable and all other records pertaining to the First Priority Obligations to the Replacement Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the Replacement Agent. Upon the consummation of the purchase of the First Priority Obligations pursuant to this Section 3.2, the Senior Agent (and all other agents under the Loan Agreement) shall be deemed to have resigned as an “agent” or “administrative agent” for the First Priority Lenders under the First Priority Documents; provided that the Senior Agent (and all other agents under the Loan Agreement) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” under the Loan Agreement.

(e)                                  Notwithstanding the foregoing purchase of the First Priority Obligations by the Purchasing Creditors, the First Priority Lenders shall retain (as an unsecured creditor) those contingent indemnification obligations and other obligations owing or to be owing to them under the First Priority Documents which by their express terms would survive any repayment of the First Priority Obligations pursuant to this Section 3.2.

SECTION 4.                            Payments.

4.1                               Application of Proceeds. So long as this Agreement shall be in effect, until the Discharge of the First Priority Claims, (a) the Common Collateral and all proceeds thereof (whether received in connection with any sale or other disposition of, or collection on, such Common Collateral or otherwise), (b) any other proceeds from any enforcement action with respect to the First Priority Claims or Second Priority Claims, and (c) any payment (voluntary or involuntary) with respect to the First Priority Claims or Second Priority Claims (to the extent such payment was prohibited by the provisions of this Agreement) shall be retained and/or paid over by the applicable agent for application to the First Priority Claims in accordance with the First Priority Documents.

4.2                               Payments Over. Any Common Collateral or proceeds thereof (including without limitation insurance proceeds) or any payment with respect to the First Priority Claims or the

Second Priority Claims or other property or funds received by an agent or any lender, whether or not in connection with the exercise of any right or remedy (including set-off) relating to the Common Collateral, the First Priority Claims or the Second Priority Claims in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the other agent for the benefit of the applicable lenders entitled under the terms of this Agreement to such Common Collateral, proceeds thereof, or payment or other property or funds, in the same form as received, with any necessary endorsements or in such form as a court of competent jurisdiction may otherwise direct.  Each of the First Lien Agent and Second Lien Agent is hereby authorized to make any such endorsements as agent for the other agent or the class of lenders represented by such agent upon ten (10) days prior written notice to such agent or such lenders complying with Section 8.8 of this Agreement. This authorization shall be deemed coupled with an interest and is irrevocable.

SECTION 5.         Other Agreements.

5.1          Releases in Connection with Disposition of Common Collateral.

(a)           In the event of any sale or other disposition of all or any portion of the Common Collateral by the Senior Agent or any First Priority Lender or by a Grantor at the written direction or with the written concurrence of the Senior Agent and the First Priority Lenders (or the requisite portion thereof), whether or not in each case a foreclosure proceeding or other enforcement action has been commenced by any Person, so long as (i) the Senior Agent and the First Priority Lenders are releasing their senior priority security interests or Liens on the subject Common Collateral (or transferring such security interest or Lien to the purchaser or other transferee of such Common Collateral), (ii) the proceeds from such sale or other dispositions are used to permanently reduce the First Priority Obligations and (iii) in connection with such sale or other disposition, the Second Priority Lenders (or the Second Lien Agent on their behalf) receive a Release Certificate (except if a foreclosure proceeding or other enforcement action has been commenced by the First Priority Lenders, or the Senior Agent on their behalf, in which case no Release Certificate shall be required hereunder), the Second Priority Lenders (or the Second Lien Agent on their behalf) promptly, but in any event, within three (3) Business Days following receipt of the Release Certificate, shall execute and deliver such documents and instruments as may be reasonably required by the Senior Agent to effectuate the release of the Liens, if any, of the Second Lien Agent and the Second Priority Lenders on such Common Collateral.  Unless otherwise released (in the sole discretion of the Second Priority Lenders) pursuant to the Second Priority Documents, the Liens so released shall attach to the proceeds of such sale or other disposition (subject to the senior security interests and other senior Liens of the Senior Agent and the First Priority Lenders established by the First Priority Collateral Documents and to the terms and conditions of this Agreement), and the provisions of this Agreement shall be otherwise applicable to such proceeds, including any provisions applicable with respect to priority of security interests or Liens in such proceeds, or application of such proceeds to the Obligations, including application of such proceeds, pursuant to Section 4.1 hereof to or for the benefit of the First Priority Claims.

(b)           In the event the Second Priority Lenders (or the Second Lien Agent on their behalf), within three (3) Business Days following the request of the Senior Agent, accompanied by a Release Certificate delivered under clause (a) of this Section 5.1 (if required according to the terms hereof), fails to execute and deliver any such release or discharge in accordance with that clause (a), the Senior Agent is hereby appointed as the true and lawful attorney-in-fact for the Second Priority Lenders and the Second Lien Agent to execute and deliver such releases and discharges of any and all Liens held by the Second Priority Lenders such Common Collateral and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release, such power of attorney being deemed irrevocable (so long as any First Priority Claims shall remain outstanding) and coupled with an interest. The Senior Agent agrees, unless prohibited by applicable law, injunction stay or similar restriction, to give the Second Priority Lenders (or the Second Lien Agent on their behalf) prior written notice of its intention to effect such release or discharge pursuant to the power of attorney contained in this Section, but the rights and remedies of the Senior Agent and the First Priority Lenders under this Agreement shall not be affected by any failure to give such notice, and the Senior Agent and the First Priority Lenders shall suffer no liability for failing to do so except when any such failure to give notice shall have been in bad faith or willful misconduct.

(c)           No purchaser in good faith of property purporting to be released from the Lien or Liens in favor of the Second Priority Lenders or the Second Lien Agent hereunder shall be bound to ascertain the authority of the Senior Agent or the First Priority Lenders (pursuant to clause (b) of this Section 5.1 or otherwise) to execute the release or to inquire as to the existence or satisfaction of any conditions prescribed herein or under any other document and instrument, and any release executed by the Senior Agent (for and on behalf of the Second Priority Claims Agent or the Second Priority Lenders hereunder) under this Section shall be sufficient for the purposes of this Agreement, and shall constitute a good and valid release from the Lien or Liens in favor of the Second Priority Lenders or the Second Lien Agent of the Common Collateral described in such release.

5.2          Insurance. Unless and until the Discharge of First Priority Claims has occurred, the Senior Agent and the First Priority Lenders shall have the sole and exclusive right under the First Priority Documents, to the extent such a right is granted in the First Priority Documents, to adjust any settlement for any casualty (but not liability) insurance policy covering the Common Collateral in the event of any casualty loss thereunder, and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. All proceeds of any such policy and any such award if in respect to the Common Collateral shall be retained and/or paid over by the applicable agent for application in accordance with Section 4.1 hereof.

5.3          Amendments to First Priority and Second Priority Documents; Legend.

(a) The First Priority Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Loan Agreement may be Refinanced, in each case, without notice to, or the consent of the Second Lien Agent or the Second Priority Lenders, all without affecting the subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Agent and the Second Priority Lenders to the terms of this Agreement; provided that, the First Priority Lenders shall not, without the prior written consent of the Second Priority Lenders, agree to any amendment, modification or supplement to the First Priority Documents the effect of which is to: (i) increase the maximum principal amount of the First Priority Claims to an amount greater than the Senior Debt Cap, (ii) contravene the debt or lien subordination provisions contained in this Agreement, (iii) modify or add any covenant or event of default under the Loan Agreement which restricts one or more Obligors from making payments under the Second Priority Documents which would otherwise be permitted by the terms of this Agreement; (iv) restrain, hinder, limit, delay or otherwise interfere with the exercise by the Second Priority Lenders of their right to convert the Second Priority Claims into Conversion Shares; or (v) add any new or make more restrictive any covenants, agreements, or Events of Default under the Loan Agreement, unless the Holders of the Notes have been afforded the opportunity to make similar modifications to the Notes and other Second Priority Documents, where applicable; or (vi) require any mandatory prepayments of the First Priority Obligations except as provided in the First Priority Documents as in effect on the date hereof.

(b)           Until the Discharge of the First Priority Lien Claims in full, and notwithstanding anything to the contrary contained in the Second Priority Documents, the holders of the Second Priority Claims shall not, without the prior written consent of the Senior Agent and First Priority Lenders (which consent may be conditioned, withheld, or delayed in the Senior Agent’s and First Priority Lenders’ respective discretion), agree to any amendment, modification or supplement to the Second Priority Documents the effect of which is to (i) increase the rate of cash interest on any of the Notes by more than 1.5%, except in connection with the imposition of the default rate of interest in accordance with the Second Priority Documents as in effect on the date hereof, (ii) change the dates (to earlier dates) upon which payments of principal or interest on the Notes are due; provided that, the Second Lien Agent shall be entitled to exercise its rights to receive Conversion Shares in accordance with the terms of the Second Priority Documents and Section 2.1(c) hereof, (iii) change or add any event of default or any covenant (financial or otherwise) with respect to the Notes and/or Second Priority Claims; provided that, the Holders of the Second Priority Claims and Notes may make changes and/or adjustments to (x) one or more events of default or covenants in a manner which makes such event(s) more favorable to the Borrowers and the Company, and (y) one or more covenants or defaults to the extent the corresponding provisions of the First Priority Loan Documents have been amended or modified, with appropriate differences in any new or modified financial covenant levels consistent with the cushions in financial covenants between the First Priority Loan Documents and the Second Priority Documents; (iv) modify or add any covenant or event of default under the Second Priority Documents which directly restricts one or more Grantors from making payments under the First Priority Loan Documents which would otherwise be permitted under the First Priority Loan Documents or the Second Priority Documents, (v) change any cash redemption or prepayment provisions of the Notes and/or Second Priority Claims; provided that, the Holders of the Second Priority Claims and Notes may make changes and/or adjustments to any redemption or prepayment provisions in a manner which makes such event(s) more favorable to the Borrowers and the Company, or (vi) change or amend any other term of the Second Priority Documents if such change or amendment would result in a Default or Event of Default (as such terms are defined in the First Priority Documents) under the First Priority Documents. Anything herein to the contrary notwithstanding, the Second Priority Claims and Second Priority Documents may be refinanced, replaced with the same or different lenders or representatives in a Refinancing, in each case without the consent of the Senior Agent or the First Priority Lenders; provided, however, that the holders of any such Refinancing debt bind themselves in writing to the terms of this Agreement in a manner reasonably satisfactory to the Senior Agent.

(c)           The Second Lien Agent (for and on behalf of each Second Priority Lenders) agrees that each Note shall include the following language (or language to similar effect approved by the Senior Agent):

“Notwithstanding anything herein to the contrary, the indebtedness evidenced hereby and all liens securing such indebtedness shall be junior in right of payment and priority to certain obligations of the maker hereof to the lenders under that certain Credit Agreement, dated as of February 6, 2014 among BODY CENTRAL STORES, INC., as lead borrower, the other borrowers signatory thereto, and CRYSTAL FINANCIAL LLC, as lender, as administrative agent and as collateral agent for the lenders party to such agreement, and the Intercreditor and Subordination Agreement, dated as of June 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), initially among BODY CENTRAL STORES, INC., BODY CENTRAL SERVICES, INC., and BODY CENTRAL DIRECT, INC., as borrowers, and BODY CENTRAL CORP., as guarantor, and CRYSTAL FINANCIAL LLC, as Senior Agent and sole first Priority Lender, and certain Noteholders.”

5.4          Bailee for Perfection

(a)           The Senior Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Second Priority Lenders and the Second Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Security Documents, subject to the terms and conditions of this Section 5.4.

(b)           Except regarding payment over of excess proceeds and turnover of Pledged Collateral according to the requirements of Section 5.4(e) of this Agreement, until the Discharge of First Priority Claims has occurred, the Senior Agent shall, subject to the terms of this Agreement, be entitled to deal with the Pledged Collateral in accordance with the terms of the First Priority Documents in the manner the Senior Agent determines to be appropriate in its sole discretion. The rights of the Second Lien Agent and the Second Priority Lenders in the Common Collateral shall at all times be subject to the terms of this Agreement.

(c)           The Senior Agent shall have no obligation whatsoever to the Second Lien Agent or any Second Priority Lender to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the Senior Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee for the Second Lien Agent and the Second Priority Lenders for purposes of perfecting the Lien held by the Second Lien Agent (and the Second Priority Lenders) and to turn over such remaining Pledged Collateral and the proceeds of any other Common Collateral to the Second Lien Agent (or to the Company if the Second Priority Obligations has been paid in full) pursuant to clause (e) of this Section 5.4; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Senior Agent shall have no liability to the Second Lien Agent or any Second Priority Lender except as a result (in connection with the performance of, or failure to perform, its express duties hereunder) of its gross negligence, bad faith or willful misconduct.

(d)           The Senior Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Agent or any Second Priority Lender.

(e)           Upon the Discharge of First Priority Claims, the Senior Agent shall deliver to the Second Lien Agent (or to the Company if the Second Priority Obligations has been paid in full)) or as a court of competent jurisdiction may otherwise direct (i) the remaining Pledged Collateral (if any), together with any necessary endorsements (or otherwise allow the Second Lien Agent, if applicable, to obtain control of such Pledged Collateral), and (ii) any excess proceeds of any other Common Collateral received by Senior Agent (in the form received by Senior Agent) remaining after the Discharge of the First Priority Claims.

5.5          Control Agent for Perfection.

(a)           The Second Lien Agent (on behalf of itself and the Second Priority Lenders) hereby appoints the Senior Agent, as its collateral agent (in such capacity, together with any successor in such capacity appointed by the Senior Agent and the Second Lien Agent, the “Control Agent” for the limited purpose of acting as the agent on behalf of the Senior Agent (on behalf of itself and the First Priority Lenders) and the Second Lien Agent (on behalf of itself and the Second Priority Lenders) with respect to the Control Collateral for purposes of perfecting the Liens of such parties on the Control Collateral. The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the Senior Agent (on behalf of itself and the First Priority Lenders) and the Second Lien Agent (on behalf of itself and the Second Priority Lenders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section. The Senior Agent and the Second Lien Agent hereby acknowledge that the Control Agent will obtain “control” under the UCC over each Controlled Account as contemplated by the First Priority Collateral Documents and the Second Priority Collateral Documents for the benefit of both the Senior Agent (on behalf of itself and the First Priority Lenders) and the Second Lien Agent (on behalf of itself and the Second Priority Lenders) pursuant to the control agreements relating to each respective Controlled Account.

(b)           The Control Agent, the Senior Agent (on behalf of itself and the First Priority Lenders) and the Second Lien Agent (on behalf of itself and the Second Priority Lenders) each hereby agrees that the Senior Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral until the date upon which the Discharge of First Priority Claims shall have occurred, and, subject to the terms of this Agreement, neither the Second Lien Agent nor any Second Priority Lender will impede, hinder, delay or interfere with the exercise of such rights by the Senior Agent in any respect.  The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the Senior Agent in accordance with the First Priority Documents. The First Priority Lenders and the Second Priority Lenders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Priority Lenders are required to do so for the Senior Agent in accordance with the Loan Agreement and the Second Priority Lenders are required to do so for the Second Lien Agent in accordance with the Subordinated Credit Agreement.

(c)           In furtherance and not in derogation of the rights, privileges and immunities of the Control Agent herein set forth:

(i)            The Control Agent is (subject to the terms of this Agreement) authorized to take all such actions as are provided to be taken by it as Control Agent hereunder, under any First Priority Collateral Document or as instructed by the Senior Agent or, following the Discharge of First Priority Claims under any Second Priority Collateral Document or to the extent permitted hereunder, as directed by the Second Lien Agent as provided herein, in each case together with all other actions reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) or in one or more of the First Priority Collateral Documents or Second Priority Collateral Documents, the Control Agent shall act or refrain from acting in accordance with written instructions from the Senior Agent or, following the Discharge of First Priority Claims or to the extent permitted hereunder, the Second Lien Agent, as applicable, or, in the absence of such instructions or provisions, in accordance with its reasonable discretion.

(ii)           The Control Agent shall not be responsible for the existence, genuineness or value of any of the Control Collateral or for the validity, perfection, priority or enforceability of any Lien created under and First Priority Collateral Document or Second Priority Collateral Document in any of the Control Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence, bad faith or willful misconduct. The Control Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, any First Priority Collateral Document or any Second Priority Collateral Document by any Grantor. This Agreement shall not subject the Control Agent to any obligation or liability except as expressly set forth herein. In particular, the Control Agent shall have no duty to investigate whether the obligations of any Grantor to the Senior Agent or the Second Lien Agent or any other First Priority Lender or Second Priority Lender is in default or whether the Senior Agent or the Second Lien Agent is entitled under the First Priority Collateral Documents or the Second Priority Collateral Documents, as applicable, or otherwise to give any instructions or notice of exclusive control.  The Control Agent is fully entitled to rely upon such instructions as it believes in good faith to have originated from the Senior Agent or the Second Lien Agent, as applicable.

(d)           Except as set forth below, the Control Agent shall have no obligation whatsoever to the Senior Agent, the Second Lien Agent or any First Priority Lender or any Second Priority Lender, including, without limitation, any obligation to assure that the Control Collateral is genuine or owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. In acting on behalf of the Second Lien Agent and the Second Priority Lenders and the Senior Agent and the First Priority Lenders, the duties and responsibilities of the Control Agent under this Section 5.5 shall be limited solely to (i) physically holding the Control Collateral delivered to the Control Agent by any Grantor as agent for the Senior Agent (on behalf of itself and the First Priority Lenders) and the Second Lien Agent (on behalf of itself and the Second Priority Lenders) for purposes of perfecting the Lien held by the Senior Agent and the Second Lien Agent, (ii) obtaining “control” under the UCC over each Controlled Account as contemplated by the First Priority Collateral Documents and the Second Priority Collateral Documents in accordance with Section 5.5(a), and (iii) delivering such Collateral as set forth in Section 5.5(f) and 5.5(g). The rights of the Second Lien Agent and the Senior Agent shall at all times be subject to the terms of this Agreement.

(e)           Neither the Control Agent nor the Senior Agent shall have by reason of the Second Lien Loan Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Agent or any Second Priority Lender.

(f)            Upon the Discharge of First Priority Claims (other than in connection with a Refinancing of the Loan Agreement), the Control Agent shall deliver to the Second Lien Agent the Control Collateral together with any necessary endorsements (or otherwise allow the Second Lien Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the Second Lien Agent shall accept and succeed to the role of the Control Agent as the agent for perfection of the Control Collateral.

(g)           The Control Agent shall have an unfettered right to resign as Control Agent upon thirty (30) days’ written notice to the Senior Agent and the Second Lien Agent, respectively.  Upon the effective date of such resignation, the Control Agent shall deliver the Control Collateral to any duly appointed successor Control Agent. If upon the effective date of such resignation no successor Control Agent has been appointed by the Senior Agent and the Second Lien Agent, the Control Agent shall deliver to the Senior Agent the Control Collateral together with any necessary endorsements (or otherwise allow the Senior Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the Senior Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral. Upon the Discharge of First Priority Claims, the Control Agent shall be deemed to have resigned as of such payment date, the Control Agent shall deliver to the Second Lien Agent the Control Collateral together with any necessary endorsements (or otherwise allow the Second Lien Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the Second Lien Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.

5.6          Cooperation. (a)  Upon request of the Senior Agent from time to time, the Second Priority Lenders and the Second Lien Agent shall promptly disclose to the Collateral Agent all information in their possession reasonably requested by the Senior Agent with respect to the

Second Priority Claims or the Second Priority Collateral, including the identity of the Grantors and guarantors of any Second Priority Obligations under the Second Priority Documents and the description, location and timing of perfection of Liens purported to be created on the Second Priority Collateral to secure Second Priority Claims and shall promptly deliver to the Senior Agent copies of the Second Priority Documents and other documents relating to the Second Priority Collateral, such as Uniform Commercial Code Financing Statements and record copies of Second Priority Collateral Documents; and (b) upon request of the Second Lien Agent or any Second Priority Lender, from time to time, the Senior Agent shall promptly disclose to the Second Lien Agent and the Second Priority Lenders all information in its possession reasonably requested by the Second Lien Agent or any Second Priority Lender with respect to the First Priority Claims or the First Priority Collateral, including the identity of the Grantors and guarantors of any First Priority Obligations under the First Priority Documents and the description, location and timing of perfection of Liens purported to be created on the First Priority Collateral to secure First Priority Claims and shall promptly deliver to the Second Lien Agent and the Second Priority Lenders copies of the First Priority Documents and other documents relating to the First Priority Collateral, such as UCC Financing Statements and record copies of First Priority Collateral Documents.

SECTION 6.         Insolvency or Liquidation Proceedings.

6.1          Bankruptcy.  This Agreement shall be applicable both before and after the filing of any petition by or against any Borrower, the Company, any Subsidiary, and/or any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Borrower, the Company, any Subsidiary, and/or any Grantor shall apply to the trustee for such Borrower, Company, Subsidiary, and/or Grantor and such Borrower, Company, Subsidiary, and/or Grantor as a debtor-in-possession.  Subject to the terms of this Section 6, the relative rights of the Senior Agent, First Priority Lenders, Second Lien Agent and the Second Priority Lenders in or to any distributions from or in respect of any Common Collateral or proceeds of Common Collateral shall continue after the filing of such petition on the same basis as prior to the date of such filing.

6.2          Post-Petition Financing.

(a)           If any Borrower, the Company, any Subsidiary, and/or any Grantor or Grantors shall become subject to a case under the Bankruptcy Law and such Borrower, Company, Subsidiary, and/or Grantor as debtor(s)-in-possession (or a trustee appointed on behalf of such Grantor or Grantors) shall move for either (x) approval of financing (“DIP Financing”) to be provided by one or more of the First Priority Lenders under Section 364 of the Bankruptcy Code or (y) the use of cash collateral with the consent of the Senior Agent and First Priority Lenders under Section 363 of the Bankruptcy Law, the Second Lien Agent and Second Priority Lenders agree as follows: (a) adequate notice to Second Priority Lenders of such financing or use of cash collateral shall be delivered to the Second Lien Agent and Second Priority Lenders if the Second Lien Agent receives notice one (1) Business Day prior to the entry of any interim financing order and five (5) Business Days prior to the entry of a final order, in each case approving such financing or use of cash collateral, (b) such financing (including any First Priority Claims which arose prior to the Insolvency or Liquidation Proceeding) may be secured by Liens on all or a part of the assets of the Borrowers, the Company, any Subsidiary, and/or

Grantors which shall be superior in priority to the Liens on the assets of Borrowers, the Company, any Subsidiary, and/or Grantors held by any other person, and (c) the Second Lien Agent and Second Priority Lenders shall not contest or oppose such financing or cash collateral use and shall be deemed to have waived any such objections to such financing or cash collateral use, as long as (i) the Second Lien Agent for the benefit of the Second Priority Lenders retains a Lien (including proceeds thereof arising after the commencement of such proceeding) with the same priority with respect to the Senior Agent and First Priority Lenders as existed prior to the commencement of the case under the Bankruptcy Code (subject to the Liens securing such financing as described above) and the Liens securing the First Priority Claims are subordinated to or pari passu with the Liens securing such financing, (ii) the Second Lien Agent for the benefit of the Second Priority Lenders receives a replacement Lien on any post-petition assets on which the Senior Agent and the First Priority Lenders have received a replacement Lien, with the same priority with respect to the Senior Agent and the First Priority Lenders as existed prior to the commencement of the case under the Bankruptcy Code (provided that the inability of the Second Lien Agent to receive a Lien on actions and/or the proceeds thereof under Chapter 5 of the Bankruptcy Code shall not affect the agreements and waivers set forth in this clause (a)), (iii) the interest rate, fees and advance rates and other terms applicable to any such DIP Financing and/or cash collateral usage are commercially reasonable under the circumstances, (iv) any such cash collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or documentation (or any plan or reorganization contemplated by such order or documentation) executed and delivered in connection with such DIP Financing, (v) the aggregate principal amount of the obligations owed to the DIP Financing lenders in respect of such DIP Financing, when aggregated with the principal amount of the obligations outstanding under the Loan Agreement does not exceed the Senior Debt Cap, and (vi) any such DIP Financing is consistent with the terms described above and otherwise subject to the terms of this Agreement. The foregoing provisions of this Section 6.2(a) shall not prevent the Second Lien Agent or the Second Priority Lenders from objecting to any provision in any cash collateral order or DIP Financing documentation relating to any provision or content of a plan of reorganization. It is understood and agreed that nothing herein shall prevent any Second Priority Lender from providing any DIP Financing, so long as the First Priority Lenders have not offered to provide such financing on commercially reasonable terms and the Second Lien Agent and the Second Priority Lenders have otherwise complied with this Agreement.

(b)           During any Insolvency or Liquidation Proceeding: (i) the Second Priority Lenders will not oppose the Senior Agent’s and First Priority Lenders’ motions to receive adequate protection payments, or post-petition interest, or additional collateral in connection with any use of cash collateral or DIP Financing meeting the requirements of Section 6.2(a), (ii) the Second Lien Agent and Second Priority Lenders will not seek adequate protection other than in the form of (x) a Lien on additional collateral if the Senior Agent and First Priority Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any such DIP Financing, which Lien, if granted, will be subordinate to the Liens securing the First Priority Claims and such DIP Financing on the same basis as the other Liens securing the Second Priority Claims are so subordinated under this Agreement (provided that any failure of the Second Lien Agent and Second Priority Lenders to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Agent and Second Priority Lenders pursuant to Section 6.2(a)), and (y) an administrative claim with priority over all other administrative claims, but junior and subordinate to the administrative claims of the Senior Agent and First Priority Lenders under the First Priority Documents and the DIP Financing (and/or cash collateral usage), and (iii) in the event the Second Lien Agent and Second Priority Lenders seek and request such adequate protection in accordance with clause (ii) above in respect of Second Priority Claims and such adequate protection is granted in the form of a Lien on additional collateral, then the Second Lien Agent and Second Priority Lenders agree that the Senior Agent may seek and obtain, and Second Lien Agent and Second Priority Lenders hereby consent to the granting of, a senior Lien on such additional collateral as security for the First Priority Claims as adequate protection and the Liens securing the Second Priority Claims will be subordinated to such Liens on the same basis as the other Liens securing the Second Priority Claims are subordinated under this Agreement.

(c)           Except as provided in clause (a) and (b) above, the Second Lien Agent and Second Priority Lenders shall not seek or request adequate protection or adequate protection payments in any Insolvency or Liquidation Proceedings, and shall not seek post-petition interest in any such proceedings.

6.3          Sale of Collateral; Waivers.  The Second Lien Agent and each Second Priority Lender agrees that it will not object to or oppose a sale or other disposition of Common Collateral (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code if the Senior Agent and First Priority Lenders have consented to such sale or disposition of such assets and the Second Lien Agent and each Second Priority Lender will be deemed to have (a) consented under Section 363 of the Bankruptcy Code or such other provision to any such sale or disposition supported by the Senior Agent and First Priority Lenders; provided that, such sale or other disposition is subject to notice, efforts to attract competitive bids and a competitive bidding procedure approved by the court, and (b) so long as the First Lien Agent and the First Priority Lenders shall have released their liens, released their Liens in such assets or property or interests and the proceeds of such sale are applied to permanently reduce the First Priority Claims; provided that, the proceeds of such sale are applied in accordance with Section 6 hereof.  The foregoing to the contrary notwithstanding, after the Discharge of the First Priority Claims the Second Lien Agent and the Second Priority Lenders may exercise any rights under Section 363(k) of the Bankruptcy Code. The Second Lien Agent and each Second Priority Lender waives any claim they may now or hereafter have arising out of the Senior Agent’s and/or First Priority Lenders’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code.  The Second Lien Agent and each Second Priority Lender agrees not to initiate or prosecute or join with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the First Priority Claims as being a fully secured claim, or opposing any action by the Senior Agent and/or First Priority Lenders to enforce its/their rights or remedies under or relating to the First Priority Documents, (ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the First Priority Claims under the First Priority Documents, (iii) asserting any claims which the Grantors may hold with respect to the Senior Agent and/or First Priority Lenders, (iv) seeking relief from the automatic stay or any other stay without the prior consent of the Senior Agent, unless the First Priority Lenders are seeking relief from the automatic stay or any other applicable stay (provided that the Second Priority Lenders shall remain subject to any other applicable limitations on their exercise of remedies contained in this

Agreement), or (v) opposing a motion by the Senior Agent and/or First Priority Lenders to lift any automatic stay. Notwithstanding the foregoing, the Second Lien Agent and any Second Lien Lender may raise any objections to any such sale or disposition of assets that could be raised by any creditor of the Borrower or any other Grantor whose claims are not secured by any Liens on such Collateral.

6.4 Plans of Reorganization.  Without the prior written consent of the Senior Agent and First Priority Lenders, which consent may be conditioned, withheld, or delayed in the Senior Agent’s and First Priority Lenders’ exclusive discretion, the Second Lien Agent and each Second Priority Lender shall not propose or support any plan of reorganization that (a) is inconsistent with the priorities or other provisions of this Agreement or (b) that does not provide for the Discharge of the First Priority Claims in full (or otherwise upon such terms and conditions and at such time(s) as the Senior Agent and First Priority Lenders shall find acceptable, in their discretion), and termination of the Loan Agreement and any financing commitment thereunder.  Without the prior written consent of the Second Lien Agent and First Priority Lenders, which consent may be conditioned, withheld, or delayed in the Second Lien Agent’s and Second Priority Lenders’ exclusive discretion, the Senior Agent and each First Priority Lender shall not propose or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement.  Nothing in this Agreement prohibits or limits the right of a Second Priority Lender to receive and retain any Subordinated Securities that are issued by a reorganized debtor pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, so long as (i) in the case of equity securities, if such equity securities provide for mandatory redemption or mandatory dividend payments, the payment thereof shall be in accordance with, and subject to the relative priorities and pay over provisions as provided in, this Agreement and (ii) in the case of debt securities, any payment and Liens in respect of such debt securities shall be in accordance with, and subject to the relative priorities and pay over provisions as provided in, this Agreement.

6.5          Separate Grants of Security and Separate Classification.  The Second Lien Agent and each Second Priority Lender acknowledges and agrees that (i) the grants of Liens pursuant to the First Priority Documents and the Second Priority Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Priority Claims are fundamentally different from the First Priority Claims and should be separately classified in any plan of reorganization proposed or adopted in any case under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (including, without limitation, for purposes of Section 1122 of the Bankruptcy Code).  In any Insolvency or Liquidation Proceeding, neither the Second Lien Agent nor the Second Priority Lenders will make any assertion to the contrary or object to the assertion that the claims and interests of the First Priority Lenders under the First Priority Documents are substantially different from the claims of the Second Priority Lenders under the Second Priority Documents.  To effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Priority Lenders and the Second Priority Lenders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Agent and each Second Priority Lender hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient

(for this purpose ignoring all claims held by the Second Priority Lenders), the First Priority Lenders shall receive all amounts they are entitled to pursuant to the terms of this Agreement, the First Priority Documents, and applicable law before any distribution is made in respect of the claims held by the Second Priority Lenders, with the Second Lien Agent and each Second Priority Lender hereby acknowledging and agreeing to turn over to the First Priority Lenders amounts otherwise received or receivable by them (other than with respect to permitted payments on the Second Priority Claims properly made and/or received and retained according to the terms hereof) to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Lenders.

6.6          Invalidated Payments.  To the extent that the Senior Agent and/or First Priority Lenders receive payments on, or proceeds of collateral for, the First Priority Claims under the First Priority Documents which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds invalidated, declared, set aside or repaid, such First Priority Claims, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Agent and/or First Priority Lenders, and this Agreement shall be reinstated in full force and effect and any such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Senior Agent and First Priority Lenders and Second Priority Lenders provided herein.

6.7          Payments.  In the event of any Insolvency or Liquidation Proceeding involving one or more Grantors:

(a)           All proceeds of Collateral and other collections with respect to the First Priority Claims and the Second Priority Claims shall be applied in accordance with Section 4.1 of this Agreement.

(b)           Any distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second Priority Claims, other than permitted payments in respect of the Second Priority Claims properly made and/or received and retained according to the terms hereof shall be paid or delivered, paid and/or applied in accordance with Section 4.1 of this Agreement.  The Second Lien Agent and each Second Priority Lender irrevocably authorizes, empowers and directs any Grantor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other person having authority, to pay or otherwise deliver all such distributions to the Senior Agent for the benefit of the First Priority Lenders. The Second Lien Agent and each of the Second Priority Lenders also irrevocably authorizes and empowers the Senior Agent, in its name, to demand, sue for, collect and receive any and all such distributions.

(c)           The Second Lien Agent and each Second Priority Lender agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of any or all of the First Priority Claims or any Liens securing the First Priority Claims.

(d)           The Senior Agent and each First Priority Lender agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority (subject to the terms hereof) of any or all of the Second Priority Claims or any Liens securing the Second Priority Claims.

6.8          No Waiver. Except as otherwise provided herein, nothing contained herein shall prohibit or in any way limit the Senior Agent or any First Priority Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Agent or any of the Second Priority Lenders, including the seeking by the Second Lien Agent or any Second Priority Lender of adequate protection or the asserting by the Second Lien Agent or any Second Priority Lender of any of its rights and remedies under the Second Priority Documents or otherwise, except in each case to the extent expressly permitted hereunder.

SECTION 7.         Reliance; Waivers; Etc.

7.1          Reliance. (a) The consent by the First Priority Lenders to the execution and delivery of the Second Priority Documents and the grant to the Second Lien Agent and the Second Priority Lenders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Lenders to the Company or any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

(b)           The Senior Agent and each of the First Priority Lenders, acknowledges that it and such First Priority Lenders have, independently and without reliance on the Second Lien Agent or any Second Priority Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Agreement or this Agreement.

(c)           The Second Lien Agent and each of the Second Priority Lenders, acknowledges that it and such Second Priority Lenders have, independently and without reliance on the Senior Agent or any First Priority Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Subordinated Credit Agreement, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Subordinated Credit Agreement or this Agreement.

7.2          No Warranties or Liability. (a)  The Senior Agent, on behalf of itself and the applicable First Priority Lenders, acknowledges and agrees that each of the Second Lien Agent and the Second Priority Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Priority Documents, the Second Priority Claims, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.

(b)           The Second Lien Agent and each of the Second Priority Lenders acknowledges and agrees that each of the Senior Agent and the First Priority Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Documents, the First Priority Claims, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.

(c)           The First Priority Lenders and the Second Priority Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Documents or the Second Priority Documents, as applicable, as they may, in their sole discretion, deem appropriate, and the First Priority Lenders and the Second Priority Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Agent, any of the Second Priority Lenders the Senior Agent or any of the First Priority Lenders, as applicable, have in the Common Collateral, except as otherwise provided in this Agreement. None of the Senior Agent, any First Priority Lender, the Second Lien Agent and any Second Priority Lender shall have any duty to any party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company, any Borrower, or any Subsidiary thereof (including the Second Priority Documents or the First Priority Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3          No Waiver of Lien Priorities.

(a)           No right of the First Priority Lenders, the Senior Agent or any of them to enforce any provision of this Agreement or any First Priority Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower, the Company, any Subsidiary, or any other Grantor or by any act or failure to act by any First Priority Lender or the Senior Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Priority Documents or any of the Second Priority Documents, regardless of any knowledge thereof which the Senior Agent or the First Priority Lenders, or any of them, may have or be otherwise charged with.

(b)           The consent by the Second Priority Lenders to all loans and other extensions of credit that constitute First Priority Claims made or deemed made on and after the date hereof by the First Priority Lenders to the Borrowers, the Company or any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

(c)           Subject to such limitations as may appear in this Agreement, including without limitation, the limitations set forth in Section 5.3(a) hereof the First Priority Lenders, the Senior Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, the Second Lien Agent or any Second Priority Lender, without incurring any liabilities to the Second Lien Agent or any Second Priority Lender and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation of the Second Lien Agent or any Second Priority Lender is affected, impaired or extinguished thereby) do any one or more of the following:

(i)            change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, or alter, the terms of any of the First Priority Claims or any Lien on any First Priority Collateral or guaranty thereof or any liability of any Borrower, the Company, any Subsidiary, or any other Grantor, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Agent or any of the First Priority Lenders, the First Priority Claims or any of the First Priority Documents;

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Priority Collateral or any liability of any Borrower, the Company, any Subsidiary, or any other Grantor to any of the First Priority Lenders or the Senior Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)          settle or compromise any First Priority Claim or any other liability of any Borrower, the Company, any Subsidiary, or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Priority Claims) in any manner or order;

(iv)          subordinate the priority of the First Priority Lien held by any First Priority Lender to the priority of the First Priority Lien held by any other First Priority Lender;

(v)           enter into or amend any First Priority Document in order to create or acquire additional collateral for the First Priority Claims (subject to the provisions of Section 2.4 hereof), to create and perfect security interests in and Liens on collateral and to increase and enhance the exercise of remedies thereunder and take actions in furtherance of the foregoing; and

(vi)          exercise or delay in or refrain from exercising any right or remedy against any Borrower, the Company, any Subsidiary, or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Priority Collateral and any security and any guarantor or any liability of any Borrower, the Company, any Subsidiary, or any other Grantor to the First Priority Lenders or any liability incurred directly or indirectly in respect thereof;

provided, however, that nothing in this Section 8.3(b) shall reduce or otherwise affect in any manner any liability of the Senior Agent to the Second Priority Lenders under Sections 5.4 and 5.5 hereof.

(d)           No right of the Second Priority Lenders, the Second Lien Agent or any of them to enforce any provision of this Agreement or any Second Priority Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower, the Company, any Subsidiary, or any other Grantor or by any act or failure to act by any Second Priority Lender or the Second Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Second Priority Documents or any of the First Priority Documents, regardless of any knowledge thereof which the Second Lien Agent or the Second Priority Lenders, or any of them, may have or be otherwise charged with.

(e)           The Second Lien Agent and each of the Second Priority Lenders also agree that the First Priority Lenders and the Senior Agent shall, subject to Section 5.4 hereof, have no liability to the Second Lien Agent or any Second Priority Lender arising from or in connection with the Common Collateral or Liens granted in respect thereof, and the Second Lien Agent and each of the Second Priority Lenders hereby waives any claim against any First Priority Lender or the Senior Agent arising out of any and all actions which the First Priority Lenders or the Senior Agent may take or permit or omit to take with respect to: (i) the First Priority Collateral Documents, or (ii) the foreclosure upon, or sale, liquidation or other disposition of, any First Priority Collateral or any failure to collect First Priority Claims. The Second Lien Agent and each of the Second Priority Lenders agrees that the First Priority Lenders and the Senior Agent have no duty to them in respect of the maintenance or preservation of the First Priority Collateral, the First Priority Claims or otherwise, except to the extent expressly set forth in Sections 5.4 and 5.5 hereof; and

(f)            Until the Discharge of the First Priority Claims, the Second Lien Agent and each of the Second Priority Lenders agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

7.4          Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Agent and the First Priority Lenders and the Second Lien Agent and the Second Priority Lenders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Claims or Second Priority Claims, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Loan Agreement or any other First Priority Document or of the terms of the Subordinated Credit Agreement or any other Second Priority Document;

(b)           any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Claims or Second Priority Claims or any guarantee thereof; or

(c)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor.

SECTION 8.         Miscellaneous.

8.1          Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Documents or the Second Priority Documents, the provisions of this Agreement shall govern.

8.2          Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of First Priority Claims shall have occurred. This is a continuing agreement of Lien subordination and the First Priority Lenders may, subject to the terms of this Agreement, continue, at any time and without notice to the Second Lien Agent or any Second Priority Lender, to extend credit and other financial accommodations and lend monies to or for the benefit of any Borrower, the Company, any Subsidiary, or any other Grantor constituting First Priority Claims on reliance hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3          Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Agent, any Second Priority Lender or the Senior Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrowers, the Company, any Subsidiary and other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected.

8.4          Information Concerning Financial Condition of the Borrowers, the Company and the Subsidiaries. (a) The Senior Agent and the First Priority Lenders, on the one hand, and the Second Lien Agent and the Second Priority Lenders, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Borrowers, the Company,  and the Subsidiaries and all endorsers and/or guarantors of the Second Priority Claims or the First Priority Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the First Priority Claims.

(b)           Except as may be otherwise provided herein, the Senior Agent and the First Priority Lenders shall have no duty to advise the Second Lien Agent or any Second Priority Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Senior Agent or any First Priority Lender undertakes at any time or from time to time to provide any such information to the Second Lien Agent or any Second Priority Lender, each or any of them shall be under no obligation (i) to make, and the Senior Agent and the First Priority Lenders, or any of them shall not be deemed to have made any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(c)           Except as may be otherwise provided herein, the Second Lien Agent and the Second Priority Lenders shall have no duty to advise the Senior Agent or any First Priority Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Second Lien Agent or any of the Second Priority Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Senior Agent or any First Priority Lender, it or they shall be under no obligation (i) to make, and the Second Lien Agent and the Second Priority Lenders, or any of them, shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5          Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Agent or any Second Lien Lender pays over to First Lien Agent under the terms of this Agreement, the Second Lien Agent shall be subrogated to the rights of the First Lien Agent; provided that, until the Discharge of First Priority Claims has occurred, (a) the Second Lien Agent and each of the Second Priority Lenders hereby waives any other rights of subrogation it may acquire as a result of any payment hereunder, and (b) the restrictions applicable to the taking of any enforcement action by the Second Lien Agent and/or Second Lien Lender shall remain in full force and effect.  The Grantors acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Second Lien Agent or any Second Lien Lenders that are paid over to the First Lien Agent pursuant to this Agreement shall not reduce any of the Second Priority Obligations.

8.6          Application of Payments. Until the Discharge of First Priority Obligations, all payments received by the First Priority Lenders shall be applied to the First Priority Obligations in such order as specified in the First Priority Documents.  Upon the Discharge of First Priority Obligations, the First Lien Agent shall deliver any proceeds of Collateral received by it, in the same form as received, to the Second Lien Agent, with any necessary endorsements, to be applied by the Second Lien Agent to the Second Priority until fully paid.  To the extent that proceeds of Collateral exist following payment of the Second Priority Obligations, and amounts in excess of the Senior Debt Cap remain outstanding, such proceeds shall be applied to the payment in full of such amounts or in accordance with applicable law.

8.7          Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York County, State of New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.8          Notices. All notices to the First Priority Lenders and the Second Priority Lenders permitted or required under this Agreement may be sent to the Senior Agent and the Second Lien Agent, respectively; provided, however, that if there at any time be no acting Senior Agent and/or Second Lien Agent such notices shall be given to the First Priority Lenders or Second Priority Lenders, as the case may be. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9          Further Assurances. The Senior Agent on behalf of itself and First Priority Lenders, the Second Lien Agent on behalf of itself and each of the Second Priority Lenders, each agrees that each of them shall take such further action and shall execute and deliver to the Senior Agent, the First Priority Lenders, the Second Lien Agent and the Second Priority Lenders, as applicable, such additional documents and instruments (in recordable form, if requested) as the Senior Agent, the First Priority Lenders, the Second Lien Agent or the Second Priority Lenders, as applicable, may reasonably request to effectuate the terms of and the priorities contemplated by this Agreement.

8.10        Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York County, City and State of New York, and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11        Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Agent, the First Priority Lenders, the Second Lien Agent, the Second Priority Lenders, the Company and their respective permitted successors and assigns.

8.12        Specific Performance. The Senior Agent and the Second Priority Lenders (acting through the Second Lien Agent, if such agency shall then be in effect) may each demand specific performance of this Agreement by the other. The Second Lien Agent, on behalf of itself and the applicable Second Priority Lenders and the Senior Agent, on behalf of itself and the applicable First Priority Lenders, each hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Agent or the Second Lien Agent, as applicable.

8.13        Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding” and the word “through” means “to and including”.

8.14        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

8.15        Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16        No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of First Priority Claims and Second Priority Claims. No other Person, including any Borrower, the Company, any Subsidiary, or any other Grantor, any Borrower, the Company, any Subsidiary, or any other Grantor as debtor-in-possession or any trustee in an Insolvency or Liquidation Proceeding, shall have or be entitled to assert rights or benefits hereunder.

8.17        Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include any Borrower, the Company, any Subsidiary, or any Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18        Senior Agent and Second Lien Agent. It is understood and agreed that (a) Crystal Financial LLC (“Crystal”) is entering into this Agreement in its capacity as Senior Agent and any provisions of the First Priority Documents providing for Crystal to act and serve as agent shall also apply to Crystal as Senior Agent hereunder, and (b) Lane Five is entering in this Agreement in its capacity as the collateral agent under the Second Priority Security Documents and the provisions of Section 4(l) of the Subordinated Credit Agreement applicable to the “collateral agent” thereunder shall also apply to the Second Lien Agent hereunder.

8.19        Authority of Agents.  Crystal represents and warrants to Lane Five that the First Priority Lenders have authorized the execution and delivery of this Agreement by Crystal, on behalf of such First Priority Lenders, as applicable.  Lane Five represents and warrants to the Crystal and the First Priority Lenders that the Second Priority Lenders have authorized the execution and delivery of this Agreement by Lane Five, on behalf of such Second Priority Lenders, as applicable.

[Signatures Follow on Succeeding Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Senior Agent:

CRYSTAL FINANCIAL LLC,
as Senior Agent

By:	/s/ Evren Ozargun
Evren Ozargun
Managing Director

Address:

Two International Place, 17th Floor
Boston, MA 02110
Attn:	Evren Ozargun
Managing Director
Phone:	(617) 428-8715
Fax:	(617) 428-8701
Email:	eozargun@crystalfinco.com

LANE FIVE PARTNERS LP,
as Second Lien Agent

By:	Lisa O’Dell Rapuano
Lisa O’Dell Rapuano
Managing Member

Address:
Lane Five Capital Management
1122 Kenilworth Drive, Suite 313
Towson, MD 21204
Attn:	Scott Liotta
Fax:	(443) 921-2098
Tel:	(443) 921-2090

BODY CENTRAL STORES, INC.,
As a Borrower

By:	/s/ Tom Stoltz
Tom Stoltz
Chief Operating Officer/Chief Financial Officer

BODY CENTRAL SERVICES, INC.,
As a Borrower

By:	/s/ Tom Stoltz
Tom Stoltz
Chief Operating Officer/Chief Financial Officer

BODY CENTRAL DIRECT, INC.,
As a Borrower

By:	/s/ Tom Stoltz
Tom Stoltz
Chief Operating Officer/Chief Financial Officer

BODY CENTRAL CORP.,
As Company and as a Guarantor

By:	/s/ Tom Stoltz
Tom Stoltz
Chief Operating Officer/Chief Financial Officer

Address for Borrowers and Company/Guarantor:

6225 Powers Avenue
Jacksonville, FL 32217
Attn: Tom Stoltz
Fax: N/A
Tel: (904) 207-6720

SCHEDULE 1 TO INTERCREDITOR
AND SUBORDINATION AGREEMENT

(Defined Terms)

“Agreement” means this Intercreditor and Subordination Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” means Title 11 of the United States Code (“Bankruptcy Code”) and any similar Federal, state or foreign law for the relief of debtors.

“Borrowers” shall mean the Persons described as the Borrowers in the Recitals to this Agreement and any other Person which hereafter guaranties, or grants a security interest or lien in any of its assets as collateral for, all or any part of the First Priority Obligations or the Second Priority Obligations.

“Business Day” means any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Common Collateral” means all of the assets of any Grantor, whether real, personal or mixed, constituting both First Priority Collateral and Second Priority Collateral.

“Company” means Body Central Corp., a Delaware corporation.

“Control Agent” has the meaning set forth in Section 5.5 hereof.

“Control Collateral” means any Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Account, Securities Account (each as defined in Article 8 or Article 9 of the UCC), cash and any other Collateral as to which a first priority Lien shall or may be perfected through possession or control by the secured party or any agent therefor.

“Controlled Account” means those certain Deposit Accounts (as defined in the UCC) of any Grantor subject to Liens under the terms of the First Priority Documents and the Second Priority Documents and subject to control or a control agreement in favor of the Control Agent.

“Credit Facilities” means one or more debt facilities (including the Loan Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

“DIP Financing” has the meaning set forth in Section 6.2 hereto.

“Discharge of First Priority Claims” means the indefeasible payment in full in cash, or as otherwise provided in a manner satisfactory to the First Priority Lenders in their sole discretion, of (a) the principal of and interest and premium, including, without limitation, any early termination or similar fee, if any, on all First Priority Claims outstanding under the Loan Agreement, in each case after or concurrently with termination of the related commitments to extend credit thereunder and (b) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that a Discharge of First Priority Claims shall be deemed to have occurred at such time as the First Priority Agent has expressly acknowledged in a “payoff letter” or comparable written document the termination of the First Priority Documents, the payment in full of all outstanding obligations thereunder (excluding contingent obligations to the extent no claim giving rise thereto has been asserted) and the termination of all commitments.

“Distribution” means, with respect to any Obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off, or otherwise, on account of such Obligations or (b) any redemption, purchase or other acquisition of such Obligation by any Person (other than a distribution permitted under Section 2).

“Enforcement Notice” means a written notice delivered by the Senior Agent to the Second Priority Agent notifying the Second Priority Agent that the First Priority Obligations have been accelerated or, so long as a First Priority Default under the Loan Agreement has occurred and is continuing, that the Senior Agent is planning to exercise rights and remedies with respect to the First Priority Claims, the First Priority Collateral, or Common Collateral.

“First Priority Claims” means (a) all Obligations under the Loan Agreement, and (b) all other Obligations of any Borrower, the Company, any Subsidiary, or any other Grantor under the First Priority Documents. Except as provided in the last sentence of this definition, any Obligations described in the preceding sentence shall constitute First Priority Claims. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, except to the extent the amount of such interest exceeds the amount of any allowed secured claim in respect of the Second Priority Claims. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a Grantor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing the Notes and related Obligations will not constitute First Priority Claims and Collateral therefor will not constitute First Priority Collateral even if any proceeds of the Notes are used to repay Obligations under the Loan Agreement.   Notwithstanding the foregoing, the First Priority Claims under the First Priority Documents shall not include (a) the principal amount of the loans and any unfunded loan commitments outstanding under the First Priority Documents that exceed the amount of the Senior Debt Cap and (b) the portion of interest and fees accrued on account of such portion of the loans, commitments described in the immediately preceding clause (a); provided that, as between the

Senior Agent, the First Priority Lenders and the Grantors, nothing contained in this Agreement shall constitute a waiver of any such claim amounts by the Senior Agent and/or the First Priority Lenders.

“First Priority Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any First Priority Claim.

“First Priority Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any First Priority Claims or under which rights or remedies with respect to such Liens are governed, including, but not limited to, that certain Security Agreement dated as of February 6, 2014 by the Borrowers and certain of its Subsidiaries and Affiliates from time to time (as guarantors or otherwise) in favor of Crystal Financial LLC, as collateral agent, as the same may be amended, restated or otherwise modified from time to time after the date thereof pursuant to the terms of this Agreement.

“First Priority Default” means an “Event of Default”, as such term is defined in the Loan Agreement.

“First Priority Documents” means the Loan Agreement, any guaranties of the First Priority Claims delivered from time to time by certain parties, the First Priority Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any Obligation under the Loan Agreement and any other related document or instrument executed or delivered pursuant to any First Priority Document at any time or otherwise evidencing any First Priority Claims.

“First Priority Lenders” mean the Persons holding First Priority Claims, including the Senior Agent.

“First Priority Obligations” means Obligations arising under the First Priority Documents.  Notwithstanding the foregoing, the Obligations under the First Priority Documents shall not include (a) the principal amount of the loans and any unfunded loan commitments outstanding under the First Priority Documents that exceed the amount of the Senior Debt Cap and (b) the portion of interest and fees accrued on account of such portion of the loans, commitments described in the immediately preceding clause (a); provided that, as between the Senior Agent, the First Priority Lenders and the Grantors, nothing contained in this Agreement shall constitute a waiver of any such claim amounts by the Senior Agent and/or the First Priority Lenders.

“First Priority Liens” mean all Liens that secure First Priority Claims.

“Grantors” means each of each Borrower, the Company, and the Guarantors under the Guaranty Agreement(s), and the Subsidiaries that have executed and delivered a First Priority Collateral Document or a Second Priority Collateral Document, as the case may be.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Loan Agreement or the Subordinated Credit Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Guarantors” and “Guaranty Agreements” have the meanings set forth in the Loan Agreement.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, capital lease obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Agreement” has the meaning specified therefor in the Recitals hereof, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time pursuant to the terms of this Agreement

“Noteholders” means the Persons holding Notes from time to time.

“Notes” means the 7.5% Subordinated Convertible Promissory Notes issued, or to be issued, by the Borrowers to the Noteholders), as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses, including, for the avoidance of doubt, any “Early Termination Fee” as defined in the Loan Agreement), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any First Priority Document or Second Priority Document with respect to any loan or the purchase of any Notes, as applicable, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Borrower, the Company, any Subsidiary, or any other Grantor thereof of any proceeding pursuant to any Insolvency or Liquidation Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such proceeding.

“Permitted Non-Blockable Second Priority Payments” means (a) the accrual and capitalization of any PIK Interest Amount, the accrual of default interest which may be paid in kind and the capitalization of any additional payment owed from time to time under the Second

Priority Documents; (b) payments in kind in the form of Subordinated Securities; (c) reasonable out-of-pocket fees, costs and expenses (including, without limitation reasonable attorney fees and the payments contemplated in Section 5 of that Registration Rights Agreement dated as of June 27, 2014 by and among the Company and certain investors party thereto) reimbursable to Second Lien Agent and/or Second Priority Lenders under the Second Priority Documents, in any case not exceed $300,000 in the aggregate per annum; and (d) any additional payment by a Grantor on account of the Second Priority Obligations consented to in writing by the Required Lenders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Pledged Collateral” means any Common Collateral in the possession of the Senior Agent (or its agents or bailees), to the extent that possession thereof is desirable or necessary to perfect a Lien thereon under the Uniform Commercial Code.

“Purchase Date” shall have the meaning set forth in Section 3.2(a).

“Purchase Notice” shall have the meaning set forth in Section 3.2(a).

“Purchase Option Event” shall have the meaning set forth in Section 3.2(a).

“Purchasing Creditors” shall have the meaning set forth in Section 3.2(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Release Certificate” shall mean a certificate in the form attached as Exhibit A hereto.

“Replacement Agent” shall have the meaning set forth in Section 3.2(d).

“Required Lenders” means, with respect to any amendment or modification of the Loan Agreement, or any termination or waiver of any provision of the Loan Agreement, or any consent or departure by the Company, Borrowers or any of the Subsidiaries therefrom, those First Priority Lenders the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure in accordance with the terms of the Loan Agreement.

“Second Priority Claims” means all Obligations (as defined in the Notes) in respect of the Notes or arising under the Second Priority Documents or any of them. Second Priority Claims shall include, but not limited to, all interest accrued (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Second Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a Grantor in possession, trustee, receiver or similar Person (other than as a result of intentional misconduct), then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Claim Distribution Condition” shall mean the maintenance by the Borrowers of Unrestricted Cash (as defined in the Loan Agreement) in an amount not less than $7,500,000.00, tested on a pro forma basis based on the average pro forma liquidity over the 30 days immediately preceding the date of such payment and on the date such payment is proposed to be made.

“Second Priority Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any Second Priority Claim.

“Second Lien Agent” initially means Lane Five in its capacity as collateral agent for the Second Priority Lenders and its successors and assigns as such under the terms and conditions of the Second Priority Documents and, if at any time, the Second Priority Lenders do not have an agent, the representative appointed by the Second Priority Lenders pursuant to the terms of the Second Priority Documents.

“Second Priority Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Second Priority Claims or under which rights or remedies with respect to such Liens are governed, including, but not limited to, the Second Priority Security Agreement, as the same may be amended, restated or otherwise modified from time to time after the date thereof pursuant to the terms of this Agreement.

“Second Priority Documents” means the Subordinated Credit Agreement, any guaranties of the Second Priority Claims delivered from time to time by certain parties, the Second Priority Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any Obligation under the Subordinated Credit Agreement and any other related document or instrument executed or delivered pursuant to any Second Priority Document at any time or otherwise evidencing any Second Priority Claims

“Second Priority Guaranty” means any guaranty agreement delivered from time to time, by any Person for the benefit of the Second Priority Lenders guarantying any Obligations under the Second Priority Documents.

“Second Priority Lenders” means the Persons holding Second Priority Claims, including the Noteholders, the Second Lien Agent, and any other agent, representative or trustee for any of the foregoing.

“Second Priority Obligations” means Obligations arising under the Second Priority Documents.

“Second Priority Security Agreement” means the Security Agreement dated as of June 27, 2014, among the Company and the other Grantors and the Second Lien Agent for the benefit of the Second Priority Lenders.

“Senior Agent” means (i) Crystal Financial LLC, in its capacity as administrative agent and collateral agent under the Loan Agreement and the Loan Documents, and also includes its successors thereunder as collateral agent for the First Priority Lenders (or if there is more than one agent, a majority of them) under the First Priority Documents exercising substantially the same rights and powers, or if there is no acting Senior Agent under the Loan Agreement, the Required Lenders; and (ii) if the Loan Agreement is no longer the Loan Agreement, the financial institution then acting as lead agent or collateral agent (in its capacity as such) under the Loan Agreement and the related loan documents and also includes its successors thereunder as lead agent or collateral agent for the First Priority Lenders thereunder (or if there is more than one agent, a majority of them) under such First Priority Documents exercising substantially the same rights and powers, or if there is no acting lead agent or collateral agent under the Loan Agreement, First Priority Lenders thereunder holding more than 50% of the aggregate outstanding term Indebtedness and revolving credit commitments thereunder.

“Senior Debt Cap” shall mean the principal amount of the Obligations under the First Priority Documents, not exceed at any time $25,000,000 in the aggregate, minus (b) the sum of (i) the aggregate amount of all payments of Revolving Loans that result in a permanent reduction of the total Revolving Commitment under the First Priority Documents (other than payments of Revolving Loans in connection with a Refinancing thereof) plus (ii) the aggregate amount of all principal payments and prepayments of the Total Term Loan Outstandings received by the First Priority Lenders that result in a permanent reduction of the total Term Loan Commitment under the First Priority Documents (other than payments of the Term Loan in connection with a Refinancing thereof in accordance with the terms hereof).

“Subordinated Credit Agreement” has the meaning set forth in the Recitals hereto and includes the Note Purchase Agreement.

“Subordinated Securities” means any (a) debt securities issued in substitution of or exchange for all or any portion of the Second Priority Obligations that (i) are subordinated in right of payment, performance and otherwise to the First Priority Obligations (and/or any debt securities issued in substitution of or exchange for all or any portion of such First Priority Obligations) to at least the same extent that the Second Priority Obligations are subordinated to the First Priority Obligations pursuant to the terms of this Agreement and (ii) do not have the benefit of any obligation of any Person (whether as issuer, guarantor, or otherwise) unless the First Priority Obligations have the benefit of the obligation of such Person (and the obligations of such Person are subordinated at least to the extent provided in this Agreement with respect to the Second Priority Obligations, to the payment of all First Priority Obligations at the time outstanding and all debt securities issued in exchanged therefor at the time outstanding), and/or (b) equity securities issued in substitution of or exchange for all or any portion of the Second Priority Obligations, provided that such equity securities shall not provide for mandatory redemption or mandatory dividend or distribution payments prior to payment in full of the First Priority Obligations.

“Subsidiary” means any “Subsidiary” of any Borrower or the Company, as defined in the Loan Agreement or the Subordinated Credit Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

EXHIBIT A

RELEASE CERTIFICATE

This Certificate is executed and delivered under that certain Intercreditor and Subordination Agreement, dated as of June 27, 2014, as the same may be amended from time to time (“Subordination Agreement”) by and among Crystal Financial LLC, as Senior Agent (the “Senior Agent”), Lane Five Partners LP, as Second Lien Agent (the “Second Lien Agent”), Body Central Stores, Inc., Body Central Services, Inc., and Body Central Direct, Inc. (collectively as “Borrowers”), and Body Central Corp. (the “Company”) and the other Grantors listed on the signature pages thereto, and all capitalized terms used in this Certificate, unless otherwise defined herein, shall be defined as in the Subordination Agreement.

The undersigned, a duly authorized officer of the Company or, if applicable, of the Senior Agent, hereby certifies as follows:

1.             The Collateral proposed to be released (“Released Collateral”) is specifically described in Attachment 1 to this Certificate;

2.             The consideration to be received for the Released Collateral (as reasonably determined by the undersigned), as of                                [(a date within [    ] days of the Certificate)] is as follows:

3.             The sale of, or agreement to sell, such Released Collateral is a bona fide sale to a person which is not an Affiliate (as defined in the Loan Agreement) of the Company or the First Priority Lenders; and

4.             If this Certificate is executed by the Borrowers and/or the Company or another Grantor, an First Priority Default has occurred and is continuing under the Loan Agreement; and

5.             All proceeds from the sale or other disposition of the Released Collateral, net of reasonable and customary expenses of sale and expenses reasonably required to consummate the sale (including without limitation unpaid taxes), will be applied as specified by Section 4 of the Subordination Agreement, or otherwise as ordered by a court of competent jurisdiction.

6.             The form(s) of the release documentation which the Senior Agent has requested be executed by the Second Priority Lenders (or by the Second Lien Agent) is/are attached hereto.

This Certificate shall constitute notice of a proposed sale or other disposition pursuant to Section 5 of the Subordination Agreement and is given as of                                     .

[SIGNATURES APPEAR NEXT PAGE]

BODY CENTRAL STORES, INC.,
As a Borrower

By:
Name:
Title:

BODY CENTRAL SERVICES, INC.,
As a Borrower

By:
Name:
Title:

BODY CENTRAL DIRECT, INC.,
As a Borrower

By:
Name:
Title:

BODY CENTRAL CORP.,
As Company and as a Guarantor

By:
Name:
Title:

[or]

CRYSTAL FINANCIAL LLC,
as Senior Agent

By:
Name:
Title: